Exhibit m (viii) under Form N-1A
Exhibit 1 under Item 601/Reg. S-K

EXHIBIT K
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Prudent Global Income Fund
Class A Shares

This Exhibit K to the Distribution Plan is adopted as of the 15th day of August, 2008, by Federated Income Securities Trust with respect to the Class A Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05 of 1% of the average aggregate net asset value of the Class A Shares of Federated Income Securities Trust held during the month.

Witness the due execution hereof this 1st day of September, 2008.

FEDERATED INCOME SECURITIES TRUST

By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President

EXHIBIT L
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Prudent Global Income Fund
Class C Shares

This Exhibit L to the Distribution Plan is adopted as of the 15th day of August, 2008, by Federated Income Securities Trust with respect to the Class C Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of Federated Income Securities Trust held during the month.

Witness the due execution hereof this 1st day of September, 2008.

FEDERATED INCOME SECURITIES TRUST

By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President